Exhibit 1.1

PEPSICO, INC.

4.100% Senior Notes due 2029
4.300% Senior Notes due 2030
4.650% Senior Notes due 2032
5.000% Senior Notes due 2035

TERMS AGREEMENT

July 21, 2025

To:	PepsiCo, Inc. 700 Anderson Hill Road Purchase, New York 10577

Ladies and Gentlemen:

We understand that PepsiCo, Inc., a North Carolina corporation (the “Company”), proposes to issue and sell $750,000,000 of its 4.100% Senior Notes due 2029 (the “2029 Notes”), $650,000,000 of its 4.300% Senior Notes due 2030 (the “2030 Notes”), $850,000,000 of its 4.650% Senior Notes due 2032 (the “2032 Notes”) and $1,250,000,000 of its 5.000% Senior Notes due 2035 (the “2035 Notes,” and together with the 2029 Notes, 2030 Notes and 2032 Notes, the “Underwritten Securities”), subject to the terms and conditions stated herein and in the PepsiCo, Inc. Underwriting Agreement Standard Provisions dated as of November 18, 2019 incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 (File No. 333-277003) filed with the Securities and Exchange Commission on February 12, 2024 (the “Standard Provisions”). Each of the applicable provisions in the Standard Provisions (including defined terms) is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. We, the underwriters named below (the “Underwriters”), offer to purchase, severally and not jointly, the amount of Underwritten Securities opposite our names set forth below at a purchase price equal to 99.654% of the principal amount thereof for the 2029 Notes, 99.472% of the principal amount thereof for the 2030 Notes, 99.570% of the principal amount thereof for the 2032 Notes and 99.534% of the principal amount thereof for the 2035 Notes.

	Principal Amount of
Underwriters	2029 Notes	2030 Notes	2032 Notes	2035 Notes
BofA Securities, Inc.	$202,500,000	$175,500,000	$229,500,000	$337,500,000
Citigroup Global Markets Inc.	$202,500,000	$175,500,000	$229,500,000	$337,500,000
J.P. Morgan Securities LLC	$202,500,000	$175,500,000	$229,500,000	$337,500,000
ING Financial Markets LLC	$38,250,000	$33,150,000	$43,350,000	$63,750,000
TD Securities (USA) LLC	$38,250,000	$33,150,000	$43,350,000	$63,750,000
Academy Securities, Inc.	$8,250,000	$7,150,000	$9,350,000	$13,750,000
ANZ Securities, Inc.	$8,250,000	$7,150,000	$9,350,000	$13,750,000
Castle Oak Securities, L.P.	$8,250,000	$7,150,000	$9,350,000	$13,750,000
Loop Capital Markets LLC	$8,250,000	$7,150,000	$9,350,000	$13,750,000
PNC Capital Markets LLC	$8,250,000	$7,150,000	$9,350,000	$13,750,000
RBC Capital Markets, LLC	$8,250,000	$7,150,000	$9,350,000	$13,750,000
Siebert Williams Shank & Co., LLC	$8,250,000	$7,150,000	$9,350,000	$13,750,000
U.S. Bancorp Investments, Inc.	$8,250,000	$7,150,000	$9,350,000	$13,750,000
Total	$750,000,000	$650,000,000	$850,000,000	$1,250,000,000

The Underwriters agree to reimburse the Company for $1,797,500 of its expenses incurred in connection with the offering of the Underwritten Securities; such reimbursement to occur simultaneously with the purchase and sale of the Underwritten Securities at the Closing Time.

Section 9(f) of the Standard Provisions shall apply to this Agreement.

For purposes of Section 21 of the Standard Provisions, the identified provisions are: (i) the fifth paragraph of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus; (ii) the third sentence of the seventh paragraph of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus; (iii) the eighth paragraph of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus; and (iv) the eleventh and twelfth paragraphs of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus.

The undersigned are acting as the “Representative” under the Standard Provisions (the “Representatives”). The Representatives represent and warrant that they are duly authorized to execute and deliver this Terms Agreement on behalf of the several Underwriters named above.

The signature of any signatory to this Agreement may be manual or facsimile (including, for the avoidance of doubt, electronic).

The Underwritten Securities and the offering thereof shall have the following additional terms:

Issuer:	PepsiCo, Inc.
Trade Date:	July 21, 2025
Time of Sale:	4:25 P.M. New York time on the Trade Date
Settlement Date (T+2):	July 23, 2025
Closing Time:	9:00 A.M. New York time on the Settlement Date
Closing Location:	New York, New York
Time of Sale Prospectus:	Base prospectus dated February 12, 2024, preliminary prospectus supplement dated July 21, 2025 and free writing prospectus dated July 21, 2025
Title of Securities:	4.100% Senior Notes due 2029	4.300% Senior Notes due 2030	4.650% Senior Notes due 2032	5.000% Senior Notes due 2035
Aggregate Principal Amount Offered:	$750,000,000	$650,000,000	$850,000,000	$1,250,000,000
Maturity Date:	January 15, 2029	July 23, 2030	July 23, 2032	July 23, 2035
Interest Payment Dates:	Semi-annually in arrears on each January 15 and July 15, commencing January 15, 2026	Semi-annually in arrears on each January 23 and July 23, commencing January 23, 2026	Semi-annually in arrears on each January 23 and July 23, commencing January 23, 2026	Semi-annually in arrears on each January 23 and July 23, commencing January 23, 2026
Benchmark Treasury:	3.875% due July 15, 2028	3.875% due June 30, 2030	4.000% due June 30, 2032	4.250% due May 15, 2035
Benchmark Treasury Yield:	3.808%	3.910%	4.125%	4.372%
Spread to Treasury:	+33 basis points	+43 basis points	+53 basis points	+63 basis points
Re-offer Yield:	4.138%	4.340%	4.655%	5.002%
Coupon:	4.100%	4.300%	4.650%	5.000%
Price to Public:	99.879%	99.822%	99.970%	99.984%
Optional Redemption:	Prior to December 15, 2028, make-whole call at Treasury Rate plus 5 basis points; par call at any time on or after December 15, 2028	Prior to June 23, 2030, make-whole call at Treasury Rate plus 10 basis points; par call at any time on or after June 23, 2030	Prior to May 23, 2032, make-whole call at Treasury Rate plus 10 basis points; par call at any time on or after May 23, 2032	Prior to April 23, 2035, make-whole call at Treasury Rate plus 10 basis points; par call at any time on or after April 23, 2035
Net Proceeds to PepsiCo (Before Expenses):	$747,405,000	$646,568,000	$846,345,000	$1,244,175,000
Use of Proceeds:	PepsiCo intends to use the net proceeds from this offering for general corporate purposes, including the repayment of commercial paper.
Day Count Fraction:	30/360	30/360	30/360	30/360
CUSIP / ISIN:	713448GL6 / US713448GL64	713448GH5 / US713448GH52	713448GJ1 / US713448GJ19	713448GK8 / US713448GK81
Minimum Denomination:	$2,000 and integral multiples of $1,000

Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC
Senior Co-Managers:	ING Financial Markets LLC TD Securities (USA) LLC
Co-Managers:	Academy Securities, Inc.
ANZ Securities, Inc.
Castle Oak Securities, L.P.
Loop Capital Markets LLC
PNC Capital Markets LLC
RBC Capital Markets, LLC
Siebert Williams Shank & Co., LLC
U.S. Bancorp Investments, Inc.
Address for Notices to the Representatives:

BofA Securities, Inc.
114 West 47th Street
NY8-114-07-01
New York, New York 10036
Attention: High Grade Transaction Management/Legal

Facsimile: (212) 901-7881

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Attention: General Counsel

Facsimile: (646) 291-1469

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention: Investment Grade Syndicate Desk
Facsimile: (212) 834-6081

IN WITNESS WHEREOF, the parties hereto have executed this Terms Agreement as of the date first above written.

PEPSICO, INC.

By:	/s/ James T. Caulfield
	Name:	James T. Caulfield
	Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Ada Cheng
	Name:	Ada Cheng
	Title:	Senior Vice President, Finance and Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:

BOFA SECURITIES, INC.
CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES LLC

as Representatives of the several Underwriters

By:	BOFA SECURITIES, INC.

	By:	/s/ Robert Colucci
		Name:	Robert Colucci
		Title:	Managing Director

By:	CITIGROUP GLOBAL MARKETS INC.

	By:	/s/ Adam D. Bordner
		Name:	Adam D. Bordner
		Title:	Managing Director

By:	J.P. MORGAN SECURITIES LLC

	By:	/s/ Robert Bottamedi
		Name:	Robert Bottamedi
		Title:	Executive Director

Schedule I

Time of Sale Prospectus:

1.	Preliminary Prospectus dated July 21, 2025 (including the Base Prospectus dated February 12, 2024)

2.	Any free writing prospectuses approved by the Representatives and filed by the Company under Rule 433(d) under the Securities Act

3.	Final Term Sheet dated July 21, 2025 to be filed by the Company pursuant to Rule 433 under the Securities Act setting forth certain terms of the Underwritten Securities